Exhibit 3.1



                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                    CS FIRST BOSTON MORTGAGE SECURITIES CORP.
                    -----------------------------------------


     CS  First  Boston  Mortgage   Securities  Corp.  (the   "Corporation"),   a
corporation   organized  and  existing  under  and  by  virtue  of  the  General
Corporation Law of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That the original Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of the State of Delaware on December 31, 1985.

     SECOND: That a Restated Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on July 28, 1986, September 18, 1986, March 6, 1987, October 6, 1988 and January 25,
1989.

     THIRD: That the Restated Certificate of Incorporation of the Corporation is hereby amended so as:

          (A) To amend Article 3 to expand the nature of the business or purposes to be conducted or promoted by the Corporation; and

     FOURTH: That the text of the Corporation's Restated Certificate of Incorporation is hereby restated and integrated and amended to read in its entirety as follows:

                      RESTATED CERTIFICATE OF INCORPORAITON

                                       OF

                    CS FIRST BOSTON MORTGAGE SECURITIES CORP.
                    -----------------------------------------


     1. The name of the corporation is CS First Boston Mortgage Securities Corp. (the "Corporation").

     2. The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, Wilmington, County of New Castle. The name of the registered agent of the Corporation at that address is The Prentice-Hall Corporation System, Inc.

     3. The nature of the business or purposes to be conducted or promoted by the Corporation is: (a)(i) to engage in the establishment of one or more trusts to hold pools of (A) whole mortgage loans, (B) manufactured housing conditional sales contracts and installment loan agreements, (C) loans made to finance the purchase of cooperatively owned properties secured by assignments of shares of a cooperative corporation and a proprietary lease or occupancy agreement on a cooperative apartment, (D) "fully-modified pass-through" mortgage-backed certificates, fully guaranteed as to principal and interest by the Government National Mortgage Association ("GNMA"), Mortgage Participation Certificates issued and guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), Guaranteed Mortgage Pass-Through Certificates issued and guaranteed by the Federal National Mortgage Association ("FNMA") ("Agency Certificates") or securities ("Agency Stripped Certificates") issued and/or guaranteed by GNMA, FHLMC or FNMA and each of which evidences a specified undivided fractional interest in monthly principal and/or interest distributions on a pool of mortgage loans or of Agency Certificates (Agency Certificates and Agency Stripped Certificates, collectively, "Agency Securities"), (E) other mortgage pass-through certificates and (F) participations in, or obligations secured by, whole mortgage loans or mortgage pass-through certificates, including but not limited to Agency Securities (subsections (A) through (F) above are referred to collectively as "Mortgage Securities"), which trusts will, in exchange for such pools of Mortgage Securities, deliver to the Corporation series of pass-through certificates ("Certificates") each of which series (1) represents the undivided ownership interest in the related pool of Mortgage Securities and (2) may be structured to contain one or more classes, each class having the characteristics specified in the related trust agreement; and, in connection therewith, (ii) to acquire, own, hold, sell, transfer, assign, pledge, finance, refinance and otherwise deal with such Mortgage Securities; (iii) to sell, transfer, assign, pledge, finance, refinance or otherwise deal with the series of Certificates; and (iv) to engage in any other acts and activities and to exercise any powers permitted to corporations under the General Corporation Law of Delaware which are incidental and necessary or convenient to the foregoing; and (b)(i) to engage in the establishment of one or more trusts to issue and sell series of bonds which are governed by indentures and collateralized by Mortgage Securities and/or Certificates created by the Corporation or by any other entity; and, in connection therewith, (ii) to acquire, own, hold, sell, transfer, assign, pledge, finance, refinance and otherwise deal with such Mortgage Securities and/or Certificates; (iii) to sell, transfer, assign and otherwise deal with any or all of its ownership interest in any trust that it establishes; (iv) to acquire, own, hold, sell, transfer, assign and otherwise deal with any or all of the ownership interest in trusts established by other entities, institutions or individuals; and (v) to engage in any other acts and activities and to exercise any powers permitted to corporations under the General Corporation Law of Delaware which are incidental and necessary or convenient to the foregoing.

     4. Notwithstanding any other provision of this Certificate of Incorporation and any provision of law that otherwise so empowers the Corporation, the Corporation shall not take any of the following actions, if the effect of any such action would be to adversely affect the rating that a nationally recognized statistical rating agency has given to a series of bonds issued by a trust which has been established by the Corporation and at least 50% of which is owned by the Corporation: (a) dissolve or liquidate, in whole or in part; (b) merge or consolidate with any other corporation other than a corporation wholly owned, directly or indirectly, by CS First Boston, Inc., a Delaware corporation, and having a certificate of incorporation containing provisions identical to the provisions of Article 3 of this Certificate of Incorporation and this Article 4;
(c) incur or assume any indebtedness except indebtedness which may be incurred to or assumed from a corporation wholly owned, directly or indirectly, by CS First Boston, Inc. (an "Affiliate") or guarantee any indebtedness except indebtedness of an Affiliate; provided, however, that the Corporation shall not incur, assume or guarantee any such indebtedness except in connection with its activities specified in Article 3; or (d) amend this Certificate of Incorporation to alter in any manner or delete Article 3 or this Article 4.

     5. No director of the Corporation shall be personally liable to the Corporation or to its stockholders for monetary damages for breach of such director's fiduciary duty as a director, provided that this Article 5 shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of Delaware, or (d) for any transaction from which the director derived an improper personal benefit.

     6. The total number of shares which the Corporation shall have authority to issue is one thousand (1,000) shares of Common Stock, par value One Dollar ($1.00) per share.

     7. The name and mailing address of the incorporator is as follows:

                     George S.  Springsteen,  Esq.
                     c/o  Cadwalader,  Wickersham & Taft
                     100 Maiden Lane
                     New York, New York 10038

     8. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

     9. Election of directors of the Corporation need not be by written ballot unless the by-laws of the Corporation shall so provide.


     10. Subject to the limitations in Article 4 of this Certificate of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     FIFTH: That the Restated Certificate of Incorporation of the Corporation, set forth hereinabove in Paragraph FOURTH, was duly adopted by the sole stockholder of the Corporation in an Action by Written Consent of the Sole
Stockholder in accordance with Section 3.10 of the by-laws of the Corporation and Sections 228, 242 and 245 of the General Corporation Law of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed to the certificate and the certificate to be assigned by William S. Pitofsky, Vice President of the Corporation and attested to by Lori M. Russo, Secretary of the Corporation as of the 24th day of September, 1996.

                          CS FIRST BOSTON MORTGAGE SECURITIES CORP.


                          By /s/ William S. Pitofsky
                             ------------------------------------------
                             William S. Pitofsky,
                             Vice President



ATTEST:



/s/ Lori M. Russo
----------------------
Lori M. Russo
      Secretary

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                    CS FIRST BOSTON MORTGAGE SECURITIES CORP.

It is hereby certified that:

     1. The name of the corporation (hereinafter called the "corporation") is CS FIRST BOSTON MORTGAGE SECURITIES CORP.

     2. The certificate of incorporation of the corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

          "FIRST: The name of the corporation is CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP."

     3. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on December 10, 1996.




                                    /s/ Lori M. Russo
                                    -----------------
                                        Lori M. Russo, Secretary